EXHIBIT 10(ac)
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                       SECOND LOAN MODIFICATION AGREEMENT

         This Second Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of the Second Loan Modification Effective Date by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and SPIRE CORPORATION, a Massachusetts corporation, SPIRE SOLAR, INC., a Massachusetts corporation, SPIRE BIOMEDICAL, INC., a Massachusetts corporation, each with offices located at One Patriots Park, Bedford, Massachusetts 01730, and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company (formerly known as Bandwidth Semiconductor, LLC), with offices at 25 Sagamore Park Road, Hudson, NH 03051 (jointly and severally, individually and collectively, the "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 25, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of May 25, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 31, 2008 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.  Modifications to Loan Agreement.

             1 The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.2(a) thereof:

                     " (a) Interest Rate. Subject to Section 2.2(b), the
                 principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.5%) above the Prime Rate, which interest shall be payable monthly. Commencing on the 2008 Closing Date, and subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly."

                 and inserting in lieu thereof the following:

                     " (a) Interest Rate. Subject to Section 2.2(b), the
                 principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly. Commencing on the 2008 Closing Date, and subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one percentage point (1.00%) above the Prime Rate, which interest shall be payable monthly. Commencing on the Second Loan Modification Effective Date, and subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one and three quarters percentage points (1.75%) above the Prime Rate, which interest shall be payable monthly."

             2 The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7(b) thereof, entitled "Profitability":

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                     " (b) Profitability. A minimum Net Income, on a trailing
                 six (6) month basis, of (i) not less than ($1,000,000), for each monthly period beginning on the Effective Date through and including May 31, 2008; and (ii) not less than $1.00, for each monthly period beginning June 1, 2008 and thereafter."

                 and inserting in lieu thereof the following:

                     " (b) Profitability. A minimum Net Income, on a trailing
                 six (6) month basis, of (i) not less than a maximum loss greater than ($1,000,000), for each monthly period beginning on the Effective Date through and including August 31, 2008; and
                 (ii) not less than $1.00, for each monthly period beginning September 1, 2008 and thereafter."

             3 The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

                     " "Second Loan Modification Agreement" is that certain
                 Second Loan Modification Agreement entered into by and between the Bank and the Borrower, dated as of the Second Loan Modification Effective Date.

                     "Second Loan Modification Date" is the date indicated on
                 the signature page to the Second Loan Modification Agreement."

         B.  Waivers.

             1 Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the Profitability financial covenant set forth in Section 6.7(b) (as required prior to this Loan Modification Agreement) thereof as of the month ended March 31, 2008, and the anticipated failure of Borrower to comply with such covenant as of the month ended April 30, 2008 (provided, however, that minimum Net Income, on a trailing six (6) month basis for such period ended April 30, 2008 shall not exceed a maximum loss in excess of ($1,500,000)). Borrower acknowledges and agrees that there is no remaining availability under the Equipment Line. Bank's waiver of Borrower's compliance with said covenants shall apply only to the foregoing specific periods.

4. FEES. Borrower shall pay to Bank a modification fee equal to Twelve Thousand One Hundred Fifty Three Dollars ($12,153), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the

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Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

SPIRE CORPORATION

By  /s/ Roger G. Little                           By /s/ Christian Dufresne
    ---------------------------                      ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer


SPIRE SOLAR, INC.

By /s/ Roger G. Little                            By /s/ Christian Dufresne
   ---------------------------                       ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer


SPIRE BIOMEDICAL, INC.

By /s/ Roger G. Little                            By /s/ Christian Dufresne
   ---------------------------                       ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer


SPIRE SEMICONDUCTOR, LLC f/k/a BANDWITH
SEMICONDUCTOR, LLC
By: Spire Corporation, a Massachusetts
corporation, its sole Member and Manager

By  /s/ Roger G. Little                           By /s/ Christian Dufresne
    ---------------------------                      ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer



BANK:

SILICON VALLEY BANK

By  /s/ Karen Dunn
    ---------------------------
Name: Karen Dunn
Title: Relationship Manager

Second Loan Modification Effective Date: May 13, 2008

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